SECOND AMENDMENT TO CREDIT AGREEMENT


          SECOND AMENDMENT (this "Amendment"), dated as of May 18, 1995, among Crompton & Knowles Corporation, a Massachusetts corporation (the "Company"), the financial institutions listed on the signature pages hereto and Bankers Trust Company, as Agent under the Credit Agreement referred to below. All capitalized terms used herein and not otherwise defined shall have the respective meanings provided such terms in the Credit Agreement referred to below.

                              W I T N E S S E T H :


          WHEREAS, the Company, various lending institutions (the "Banks"), and Bankers Trust Company, as Agent, are parties to a Credit Agreement dated as of September 28, 1992 (as amended, modified or supplemented through the date hereof, the "Credit Agreement"); and

          WHEREAS, the parties hereto wish to amend the Credit Agreement as herein provided;

          NOW, THEREFORE, it is agreed:

          1. Schedule I to the Credit Agreement is hereby amended by deleting the same in its entirety and inserting in lieu thereof as a new
Schedule I thereto the Schedule I attached hereto. Each Bank hereby acknowledges and agrees that from and after the Amendment Effective Date (as hereinafter defined) its Commitment shall be the amount set forth opposite such Bank's name on Schedule I attached hereto, as such amount may be reduced from time to time in accordance with the terms of the Credit Agreement.

          2. In order to induce the Banks to enter into this Amendment, the Company hereby (i) makes each of the representations, warranties and agreement contained in the Credit Agreement a d (ii) represents and warrants that there exists no Default or Event of Default, in each case on the Amendment Effective Date (as hereinafter defined), both before and after giving effect to this Amendment.

          3. This Amendment is limited as specified and shall not constitute a modification, acceptance or waiver of any other provision of the Credit Agreement.

          4. This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A complete set of counterparts shall be lodged with the Company and the Agent.

          5. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

          6. This Amendment shall become effective on the date (the Amendment Effective Date") when (a) each of the parties hereto shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered the same to the Agent at its New York Office and (b) the Company shall have delivered to the Agent (i) an opinion of counsel in form and substance satisfactory to the Agent, (ii) an officer's certificate in form and substance satisfactory to the Agent (which officer's certificate shall in any event have attached thereto a true and correct copy of resolutions of the Board of Directors of the Company and each Guarantor authorizing the increase in the Total Commitment as set forth in Schedule I attached hereto) and (iii) for the account of each Bank, a new Note duly executed by the Borrower in the amount, maturity and as otherwise provided in the Credit Agreement after giving effect to this Amendment.

          7. From and after the Amendment Effective Date, all references in the Credit Agreement and the Notes to the Credit Agreement shall be deemed to be references to the Credit Agreement as modified hereby.


                                                                SCHEDULE I


                           Schedule of Commitments


Name of Bank                                           Commitment

Bankers Trust Company                               $ 35,714,285.71

The Bank of New York                                  35,714,285.71

ABN AMRO Bank N.V., New York Branch                   17,857,142.86

Shawmut Bank Connecticut, N.A.                        17,857,142.86

First Fidelity Bank, National Association,            17,857,142.86
 New Jersey

          IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be duly executed and delivered as of the date first above written.


                                         CROMPTON & KNOWLES CORPORATION


                                         By /s/ Charles Marsden
                                                Charles Marsden
                                                Title: Vice President-Finance

                                         By /s/ Peter Barna
                                                Peter Barna
                                                Title: Treasurer

                                         BANKERS TRUST COMPANY,
                                         Individually and as Agent

                                         By /s/ Katherine A. Judge
                                                Katherine A. Judge
                                                Title: Vice President


                                         THE BANK OF NEW YORK

                                         By /s/ Maria C. Mamilorvich
                                                Maria C. Mamilorvich
                                                Title: Vice President


                                         FIRST FIDELITY BANK, NATIONAL
                                         ASSOCIATION, NEW JERSEY

                                         By /s/ Robert Strunk
                                                Robert Strunk
                                                Title: Vice President
                                                ABN AMRO BANK N.V.
                                                NEW YORK BRANCH


                                         By /s/ David A. Mandell
                                                David A. Mandell
                                                Title: Vice President

                                         By /s/ David W. Stack
                                                David W. Stack
                                                Title: Acting Vice President


                                         SHAWMUT BANK CONNECTICUT, N.A.


                                         By /s/ Robert Surdam
                                                Robert Surdam
                                                Title: Director

Acknowledged and Agreed:

INGREDIENT TECHNOLOGY CORPORATION


By /s/ Peter Barna
       Peter Barna
       Title: Treasurer


CROMPTON & KNOWLES COLORS
 INCORPORATED


By /s/ Peter Barna
       Peter Barna
       Title: Treasurer


DAVIS-STANDARD CORPORATION


By /s/ Peter Barna
       Peter Barna
       Title: Treasurer